      As filed with the Securities and Exchange Commission on August 1,2000
                               File No. 001-15663

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         AMERICAN REALTY INVESTORS, INC.
             (Exact name of registrant as specified in its charter)



               NEVADA                                     75-2847135
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                         10670 NORTH CENTRAL EXPRESSWAY
                                    SUITE 600
                                DALLAS, TX 75231
                                 (214) 692-4700
          (Address of principal executive offices, including zip code, and telephone number)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:


           Title of each class                Name of each exchange on which
           to be so registered                each class is to be registered

  COMMON STOCK, PAR VALUE $.01 PER SHARE          NEW YORK STOCK EXCHANGE
            (Title of Class)

Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE
                                (Title of Class)



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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         The description of the registrant's securities to be registered hereby is incorporated by reference from the description thereof set forth under the heading "Description of Capital Stock" in the proxy statement/prospectus contained in the registrant's Registration Statement on Form S-4, as amended, initially filed with the Securities and Exchange Commission (Registration No. 333-93969) on December 30, 1999.

ITEM 2. EXHIBITS

         I. Not applicable.

         II. The following exhibits are filed herewith and made a part hereof:


EXHIBIT NUMBER

         1.1* Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-93969) as filed with the Securities and Exchange Commission on February 3, 2000.

         4.1*     Articles of Incorporation of the Registrant.

         4.2*     Bylaws of the Registrant.

         5.1      Specimen Common Stock Certificate.

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*   Previously filed.


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                               By:  /s/ Robert Waldman
                                   -------------------------
                                       Senior Vice President


Date:  August 1, 2000



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                               INDEX TO EXHIBITS

EXHIBIT
NUMBER        DESCRIPTION
------        -----------
 5.1          Specimen Stock Certificate